FORM 10-K                                                                Page 40
Exhibit 4.3(h)
                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                          c/o Prudential Capital Group
                         One Gateway Center - 11th Floor
                           7-45 Raymond Boulevard West
                         Newark, New Jersey 07102-53 1 1

                                                          As of January 31, 1997
Cone Mills Corporation
3101 North Elm Street
Greensboro, North Carolina 27408

Attn:             Mr. David Bray, Treasurer
                  Ms. Leesa Sluder, Director, Treasury Services

Ladies and Gentlemen:

           Reference is made to the Note Agreement dated as of August 13, 1992, as heretofore amended (the "Note Agreement") between Cone Mills Corporation (the "Company") and The Prudential Insurance Company of America ("Prudential"). Capitalized terms used and not otherwise defined in this letter have the same meanings given those terms in the Note Agreement. Prudential and the Company hereby agree that the Note Agreement shall be amended as follows:

1. Paragraph 6A is hereby amended and restated to read in its entirety as follows:

         "6A. RATINGS MAINTENANCE. The Company covenants that it will maintain a long term debt rating of either (i) not less than BBB- from Standard & Poor's Rating Group or (ii) not less than Baa3 from Moody's Investors Service, Inc."

2. Except as amended herein, all of the terms, conditions and obligations of the Note Agreement shall remain in full force and effect.

         If you agree to these changes, please sign each copy of this letter enclosed and return two of them to Prudential, at which time this letter shall become a binding agreement as of the date first above written.
                                                    Very truly yours,

                                                    THE PRUDENTIAL INSURANCE
                                                    COMPANY OF AMERICA

                                                    By: /s/ Yvonne Guajardo
                                                                Vice President
Agreed to and accepted as of January 31, 1997

CONE MILLS CORPORATION

By: /s/ David E. Bray
            Treasurer


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